Exhibit 21.1

SUBSIDIARIES

Entity Name	State of Incorporation	Doing Business As

Barrington Estates, LLC	Delaware

Camarillo Village Park, LLC	Delaware

CH Construction, Inc.	Delaware

CH Florida, Inc.	Delaware

Chatelaine II Ventures, LLC	Delaware

East Concert Park, LLC	California

Foundry Lofts, LLC	Delaware

Hilltop Residential, Ltd.	Florida

HSP Arizona, Inc.	Delaware	Standard Pacific, Standard Pacific Homes

HSP Tucson, Inc.	Delaware	Standard Pacific, Standard Pacific Homes

HWB Construction, Inc.	Delaware

HWB Investments, Inc.	Delaware

Lagoon Valley Residential, LLC	California

LB/L-Duc II Franceschi, LLC	Delaware

LB/L-Duc III Antioch 330, LLC	Delaware

Menifee Development, LLC	California

Pala Village Investments, Inc.	Delaware

Parcel NLV 3.4, LLC	Nevada

Parcel NLV 4.1, LLC	Nevada

Parcel NLV 5.1, LLC	Nevada

Redwood Lofts, LLC	California

Residential Acquisition GP, LLC	Florida

S.P.S. Affiliates, Inc.	California

SP Colony Investments, Inc.	Delaware

SP Coppenbarger Investments, Inc.	Delaware

SP La Floresta, Inc.	Delaware

SP Talega, Inc.	Delaware

SPH Title, Inc.	Delaware

Entity Name	State of Incorporation	Doing Business As

SPIC CPI, Inc.	Delaware

SPIC CPBA, Inc.	Delaware

SPIC CPCO, Inc.	Delaware

SPIC CPDB, Inc.	Delaware

SPIC CPRB, Inc.	Delaware

SPIC NLV 2009, Inc.	Delaware

SPM Affiliates, Inc.	Delware

SPNS Golden Gate, LLC	Delaware

Standard Pacific 1, Inc.	Delaware

Standard Pacific 1, LLC	Delaware

Standard Pacific 2, LLC	Delaware

Standard Pacific Escrow, LLC	Delaware

Standard Pacific Investment Corp.	Delaware

Standard Pacific Mortgage, Inc.	Delaware

Standard Pacific of Arizona, Inc.	Delaware	Standard Pacific, Standard Pacific Homes

Standard Pacific of Central Florida GP, Inc.	Delaware	Colony Communities, Standard Pacific Homes

Standard Pacific of Central Florida, general partnership	Florida	Standard Pacific Homes

Standard Pacific of Colorado, Inc.	Delaware	Standard Pacific, Standard Pacific Homes

Standard Pacific of Florida, general partnership	Florida

Standard Pacific of Florida GP, Inc.	Delaware

Standard Pacific of Fullerton, Inc.	Delaware	Standard Pacific, Standard Pacific Homes

Standard Pacific of Illinois, Inc.	Delaware	Standard Pacific, Standard Pacific Homes

Standard Pacific of Jacksonville GP, Inc.	Delaware	Standard Pacific Homes

Standard Pacific of Jacksonville, a general partnership	Florida	Standard Pacific Homes

Entity Name	State of Incorporation	Doing Business As

Standard Pacific of Las Vegas, Inc.	Delaware	Standard Pacific, Standard Pacific Homes

Standard Pacific of Orange County, Inc.	Delaware	Standard Pacific, Standard Pacific Homes

Standard Pacific of South Florida GP, Inc.	Delaware	Standard Pacific Homes

Standard Pacific of South Florida, general partnership	Florida	Standard Pacific Homes

Standard Pacific of Southwest Florida GP, Inc.	Delaware	Standard Pacific Homes

Standard Pacific of Southwest Florida, general partnership	Florida	Standard Pacific Homes

Standard Pacific of Tampa GP, Inc.	Delaware	Standard Pacific Homes

Standard Pacific of Tampa, general partnership	Florida	Standard Pacific Homes

Standard Pacific of Texas Inc.	Delaware	Standard Pacific, Standard Pacific Homes; Standard Pacific of Austin, Standard Pacific of Dallas, Standard Pacific of San Antonio, Standard Pacific of Texas

Standard Pacific of the Carolinas, LLC	Delaware	Standard Pacific Homes

Standard Pacific of Tonner Hills, LLC	Delaware

Standard Pacific of Tucson, Inc.	Delaware	Standard Pacific, Standard Pacific Homes

Standard Pacific of Walnut Hills, Inc.	Delaware

Talega Associates, LLC	Delaware

Walnut Acquisition Partners, LLC	California

Westfield Homes USA, Inc.	Delaware	Standard Pacific Homes

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